UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  August 29, 2011

Heron Lake BioEnergy, LLC

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-51825	41-2002393
(Commission File Number)	(I.R.S. Employer Identification No.)

91246 390th Avenue
Heron Lake, MN	56137-1375
(Address Of Principal Executive Offices)	(Zip Code)

(507) 793-0077

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 2 through 9 are not applicable and therefore omitted.

ITEM 1.02              TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On August 29, 2011, Heron Lake BioEnergy, LLC (the “Company”) entered into a termination agreement (“Termination Agreement”) with CHS Inc., a Minnesota cooperative corporation (“CHS”), to terminate the Distiller’s Grain Marketing Agreement (“Marketing Agreement”) between the two companies, with an effective termination date of August 31, 2011.

The Company originally entered into the Marketing Agreement with Commodity Specialists Company, a Delaware corporation (“CSC”), on October 5, 2005.  CSC assigned the Marketing Agreement to CHS on August 8, 2007, subject to the Company’s consent which was given on August 17, 2007.

Under the Marketing Agreement, CHS purchased, marketed and sold the entire distiller’s grains and solubles output generated by the Company’s ethanol production facility in Heron Lake, Minnesota.  The original term of the Marketing Agreement was scheduled for one year, commencing as of the startup of production at the Company’s ethanol plant, which occurred on September 21, 2007.  Thereafter, the Marketing Agreement could be terminated by either party upon 90 days written notice.  Under the Marketing Agreement, CHS paid the Company a percentage of the sales price actually received by CHS from its customers for the distiller’s grains less all freight costs incurred in delivering the product to the customer.  For the solubles, CHS paid the Company a fee per ton.  The Marketing Agreement also contained customary commercial provisions addressing other matters, including delivery, payment, quantity and weights, quality, insurance, and indemnification.

The foregoing description of the Marketing Agreement does not purport to be complete and is qualified in its entirety by reference to the Marketing Agreement, which is attached as Exhibit 10.13 to the Company’s Registration Statement on Form 10 filed with the Securities and Exchange Commission on August 22, 2008.

Over the past several months, the Company undertook a review of its ethanol and distillers grains marketing agreements as part of its performance improvement plan, and in light of the additional equity investment required under the First Amendment to Forbearance Agreement entered into with AgStar Financial Services, PCA (“AgStar”), the Company’s primary lender, on December 30, 2010.  In conjunction with entering into amended loan documents with AgStar dated to be effective September 1, 2011, and the new commercial relationship between the Company and Gavilon, LLC (the Company entered into an Ethanol and Distiller’s Grains Marketing Agreement with Gavilon, LLC, to be effective September 1, 2011, under which Gavilon, LLC will be the exclusive marketer of the ethanol and distillers grains produced at the Company’s ethanol production facility), the Company and CHS mutually agreed to terminate the Marketing Agreement effective August 31, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERON LAKE BIOENERGY, LLC

	By:	/s/ Lucas G. Schneider
Lucas G. Schneider
Chief Financial Officer

Date: September 2, 2011